SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                                 AMENDMENT NO. 1

                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported)           April 28, 1998

                           ADINA , INC.
             (Exact Name of Registrant as Specified in its Charter)




     Delaware                  33-19435              75-2233445
   (State of                       (Commission         (IRS Employer
   Incorporation)        File Number)        Identification No.)




            2415 Midway Road, Suite 115, Carrollton, Texas  75006
                             (Address of Principal Executive Offices)





Registrant's telephone number, including area code:   (972) 733-3005

ITEM 1.   Change of Control of Registrant

      On April 28, 1998, Registrant agreed with Forsam Venture Funding, Inc., a private company owned by the children of Daniel Wettreich, President, to exchange the 11,700,000 common shares in Registrant owned by Forsam Venture Funding, Inc. for note receivables in the total amount of $118,475. Registrant has canceled the 11,700,000 common shares so they are no longer outstanding. Registrant has also accepted the tendering of 1,466,939 shares to the Company for cancellation with no consideration. Mick Y. Wettreich now owns 98.5% of the outstanding common shares and has control. By Written Consent of Shareholders representing over 80% of the outstanding shares, a 10-1 forward stock split was approved April 28, 1998. A notice will be sent to shareholders.

ITEM 2.   Acquisition or Disposition of Assets


      On April 28, 1998 Forsam Venture Funding, Inc. issued 1,345,295 Preferred Shares, Series X ("Series X") to Registrant in exchange for the 1,345,295 Camelot Corporation Preferred Shares, Series J owned by Registrant. The Series X are non-voting, non-yielding and have a preference over the common shares of Forsam Venture Funding, Inc. in the event of liquidation.

ITEM 7.   Exhibits

     (10)        *a)  Material Contracts
                Share  Purchase Agreement dated April 28, 1998  by  and  between
     Forsam   Venture   Funding,   Inc.   and   Adina,   Inc.   regarding    the
     11,700,000 Adina Shares.

           *b)   Agreement  dated April 28, 1998 by and between  Forsam  Venture
     Funding,   Inc.  and  Adina,  Inc.  regarding  the  sale  of  the   Camelot
     Corporation Preferred Shares, Series J.

*Previously filed.
                           SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          ADINA, INC.


                         By:   /s/ Daniel Wettreich
                              Daniel Wettreich
                              President




Dated:  April 14, 1999